Exhibit T3A-19.2

THE COMPANIES LAW (2001 SECOND REVISION)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

DIGICEL HOLDINGS, LTD.

(Amended and Restated by Special Resolution dated June 28, 2002)

1 The name of the Company is **DIGICEL HOLDINGS, LTD.**

2. The Registered Office of the Company will be situate at the offices of **Walkers SPV Limited, Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands**, or at such other location as the Directors may from time to time determine.

3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (2001 Second Revision)

4. The company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law (2001 Second Revision).

5. Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks and Trust Companies Law (2001 Revision), or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-Agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (2001 Revision), or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2001 Revision).

6. The Company will not trade in the Cayman Islands with any person or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands. Provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7. The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.

8. The authorized capital of the Company is **$10,000,000** divided into **10,000,000** shares of a nominal or par value of **$1.00** each, provided always that subject to the provisions of the Companies Law (2001 Second Revision) and the Articles of Association, the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares, whether stated to be Ordinary, Preference, or otherwise shall be subject to the powers on the part of the Company hereinbefore provided. All new issuances of shares shall be subject to preemptive rights in favour of the Members.

9. The Company may exercise the power contained in Section 226 of the Companies Law (2001 Second Revision) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

CERTIFIED TO BE A TRUE AND CORRECT COPY

SIG. ____________________

DONNELL H DIXON
Asst. Registrar of Companies

Date 3rd July 2002

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

TO: The Registrar of Companies
Citrus Grove
George Town
Grand Cayman

DIGICEL HOLDINGS LTD.

TAKE NOTICE that the following Special Resolution was passed by the sole shareholder of the Company on the **2nd day of October 2006.**

It was resolved that:

> The Company adopt new Articles of Association in the form attached to this resolution in substitution for the existing Articles of Association.

Dated this 3rd day of October, 2006.

For International Corporation Services Ltd.

CERTIFIED TO BE A TRUE AND CORRECT COPY
SIG. Melanie E. Rivers-Woods
Melanie E. Rivers-Woods
Assistant Registrar
Date. October 3rd 2006

REGISTRAR OF COMPANIES
OCT 0 3 2006
CAYMAN ISLANDS

INDEX

TO

ARTICLES OF ASSOCIATION

OF

DIGICEL HOLDINGS LTD.

AMENDED AND RESTATED
By Special Resolution Dated 2nd October 2006

THE COMPANIES LAW

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

DIGICEL HOLDINGS LTD.

An Exempted Company with Registered Shares Only

PRELIMINARY

1. Table A does not apply and in interpreting these Articles unless inconsistent with the context or subject matter or circumstances:-

    "Articles" means these Articles as adopted or as amended from time to time;

    "the Auditor" means the person for the time being appointed as or performing the duties of auditors of the Company;

    "Bankrupt" means a person becoming bankrupt or entering into or making any composition or arrangement statutory or otherwise with or without assignment of all his property for the benefit of his creditors generally, and in the case of a body corporate, includes becoming insolvent, and "bankruptcy" has a corresponding meaning;

    "the Company" means this company;

    "Debenture" includes debenture stock, mortgages, bonds and any other such securities or obligations issued by the Company whether or not constituting a charge on the Company's assets;

    "The Directors" means the directors of the Company for the time being and includes alternate directors, and "Director" is to be construed accordingly;

    "Dividend" includes bonus;

    "the Law" means the Companies Law and every statutory modification or re-enactment of it for the time being in force;

    "Member" means a member of the Company as defined in the Law;

"Month" means calendar month;

"Paid-up" includes "credited as paid-up";

"Person" includes partnership, association, corporation, company incorporated and unincorporated whether by Act of Parliament or otherwise, as well as individuals;

"the Registered Office" means the Company's registered office for the time being;

"the Register" means the register of Members required to be kept by the Law or by these Articles;

"Seal" means any seal which the Company uses;

"the Secretary" includes any assistant or deputy Secretary and any person appointed to perform the duties or any particular duty of the Secretary temporarily;

"share" includes "stock" and "shareholder" must be construed accordingly;

"written" and "in writing" include all means of representing or reproducing words in visible form;

the majority required to pass a special resolution is two-thirds;

a duty or obligation imposed is to be performed and a right, power or discretion is to be exercisable, in each case from time to time;

singular words include the plural and vice versa;

words of one gender include any other gender;

words referring to individuals include corporations;

the headings are for convenience only and have no legal effect;

words and expressions which are defined in the Law where not repugnant to the context have the same meaning in these Articles.

2. The Company may start business when the Directors see fit, even if only part of the shares have been allotted.

3. The Directors may pay all expenses incurred in or about the Company's formation and establishment, including the expenses of registration, out of the Company's capital or other money.

ALTERATION OF ARTICLES

4. So long as the rights attached to any issued shares are not affected, the Company may alter or add to any of these Articles by passing and registering a special resolution in the manner prescribed by the Law. No Member will be bound by any alteration made in the Memorandum of Association or in the Articles after the date on which he becomes a Member, if and so far as the alteration:-

(1) in any way increases his liability as at that date to contribute to the share capital of, or

(2) requires him to otherwise to pay money to the Company,

unless the Member agrees in writing to be bound by the alteration either before or after it is made.

SHARES AND SHARE CERTIFICATES

5. The issue of shares will be under the control of the Directors, who may allot and dispose of or grant options over them to such persons, or such terms and in such manner as they think fit. Shares may be issued at par or at a premium, or for no par value where permitted by the Company's Memorandum of Association. The Company must not issue shares having a par value as well as shares having no par value, but only one or the other. The Company may not issue shares to bearer or coupons, nor certificates for them.

6. Every Member will be entitled without payment to one certificate for all the shares registered in his name or, in the case of shares of more than one class being registered in his name, to a separate certificate for each class of shares so registered. Share certificates must be in such form as the Directors determine. All certificates for shares must be consecutively numbered or otherwise identified.

7. Every certificate must:-

(1) specify the number and class of shares in respect of which it is issued and the amount paid up on them respectively, and

(2) be executed by a Director and by the Secretary or another Director or officer.

8. (1) Subject to Articles 22 to 27 inclusive, the Company must deliver the certificate to the Member within two (2) months after the allotment or transfer is lodged with the Company, as the case may be, of the shares comprised in it. All certificates surrendered to the Company for transfer must be cancelled and except as otherwise provided in these Articles, no new certificate may be issued until the former certificate for a like number of shares has been surrendered and cancelled. No share may be issued unless it is fully paid up and non-assessable so that no amount after the issue of the share remains due to the Company whether on account of the nominal value of the share or on account of premium.

(2) The name and address of the person to whom shares are issued, with the number and class of shares and the date of issue, must be entered in the Register.

9. Despite Article 8, if a share certificate is defaced, worn-out, lost or destroyed, it may in the Directors' discretion be renewed on payment of a fee of twenty Cayman Islands Dollars (CI$20.00) or such less sum and on such terms (if any) as to reimbursing the expenses which the Company incurs in investigating evidence, as the Directors prescribe. The person requiring the new certificate must surrender the defaced or worn-out certificate, or give such evidence of the loss or destruction of the certificate and such indemnity to the Company as the Directors require. If after replacing a share certificate both the original certificate and its replacement are presented to the Company for any purpose whatever, the Directors may recognise the person entitled to the original and neither the Directors nor the Company will be under any liability whatever to the holder of the other share certificate.

10. Subject to any relevant provisions in the Memorandum of Association and to any direction that the Company gives in general meeting, and without affecting any special rights previously conferred on the holders of existing shares, any share in the Company may be issued with such preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company by ordinary resolution determines.

11. If any Member requires more than one certificate for the shares of each class held by him, he must pay for each additional certificate such reasonable sum as the Directors determine, but except as provided for in Article 9, no more than one certificate in respect of any share must be outstanding at any one time.

12. Subject to Article 9, and except as otherwise provided in these Articles, only Members are entitled to be recognised as or exercise rights as Members, despite any notice or knowledge which the Company may have or receive of any legal or equitable claim, right, title or interest whatever to or with respect to such certificates or the shares represented by them.

REDEEMABLE SHARES AND PURCHASE BY THE COMPANY OF ITS SHARES

13. Subject to the Law the Company may:-

(1) issue shares which are to be redeemed or are liable to be redeemed on such terms and in such manner as the Company, before the issue of the shares, determines; and

(2) buy its own shares including any redeemable shares; and

(3) make a payment in respect of the redemption or purchase of its own shares otherwise than out of its distributable profits or the proceeds of a fresh issue of shares.

JOINT HOLDERS OF SHARES

14. Despite anything to the contrary in these Articles, where two or more persons are registered as the holders of any share, they will be deemed to hold it as joint tenants with benefit of survivorship, subject to the provisions following:-

(1) The joint holders of any share will be liable, separately as well as jointly, in respect of all payments which ought to be made in respect of the share.

(2) If any joint holder dies, the survivor will be the only person recognised by the Company as having any title to the share; but nothing in these Articles will release the estate of the deceased joint holder from any liability in respect of any share which had been jointly held by him.

(3) Any one of the joint holders may give effective receipts for any dividend, distribution or return of capital payable to those joint holders.

(4) Only the joint holder whose name stands first in the Register will be entitled to delivery of the certificate relating to the share, or to receive notices from the Company, and any notice given to that person will be deemed notice to all the joint holders.

(5) Any joint holder of any share conferring a right to vote may vote either personally or by proxy at any meeting in respect of the share as if he were solely entitled to it, but if more than one of those joint holders is present at any meeting, either personally or by proxy, the person whose name stands first in the Register as one of the holders, and no other, may vote in respect of the share.

(6) The Company is not obliged to register more than four (4) persons as joint holders of a share.

NON-RECOGNITION OF TRUSTS

15. The Company will not recognise any person as holding any share on any trust. The Company need not recognise (even when having knowledge or notice of it) any legal or equitable right or title, or any contingent, future or partial interest whatever in any share, or any interest in any fractional part of a share or (except only as is otherwise required by these Articles or the Law) any other rights in respect of any share except the holder's absolute right to the entire interest in that share, subject to these Articles, of the dividend in respect of it.

COMMISSION ON SALE OF SHARES

16. The Company may:-

(1) so far as the Law permits pay an underwriting or other commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company;

(2) satisfy the commission by paying cash or allotting fully paid-up shares or partly in one way and partly in the other; or

(3) on any issue of shares pay such brokerage as is lawful.

LIEN

17. The Company will have a first and paramount lien on all shares held by any Member (whether alone or jointly with other persons) and on all dividends, other money or distributions which are declared in respect of those shares, for all debts, obligations and liabilities whatever of the Member or his estate to the Company whether joint or separate; BUT if the Company registers a transfer of any shares on which it has a lien without first giving to the transferee notice of its claim those shares will, unless otherwise agreed between the Company and the transferee, be freed and discharged from the Company's lien. The Directors may at any time declare any share to be wholly or in part exempt from this Article.

18. The Directors may, at any time after the date for payment or satisfaction of those debts, obligations or liabilities has arrived, serve on any Member who is indebted or under any obligation or liability to the Company, or on the person entitled to any share by reason of the death or bankruptcy of such a Member, a notice requiring him to pay the amount due or satisfy the obligation or liability, and stating that if he does not pay the debt or satisfy the obligation or liability within a time (not being less than fourteen (14) days) specified in that notice, the Company may sell the shares which the Member holds. If the Member or the person entitled to the shares does not comply with the notice within the time specified, the Directors may sell the shares without further notice, and to give effect to any such sale the Directors may authorise some person to execute a transfer of any shares so sold to the buyer.

19. If the Directors sell any shares to satisfy the Company's lien on them, the proceeds must be applied:-

(1) first, in paying all costs of the sale;

(2) next, in satisfying the Member's debts, obligations and liabilities to the Company; and

(3) in paying the residue (if any) to the holder of the shares or as he in writing directs.

20. An entry in the Directors' Minute Book that they have sold any shares to satisfy a lien of the Company, will be sufficient evidence, as against all persons claiming to be entitled to those shares, that the shares were properly sold; and that entry, the Company's receipt for the price of the shares, and the appropriate share certificate, will constitute a good title to the shares. Subject to the execution and presentation of a transfer, the Company must enter the name of the buyer or other person entitled in the Register as a Member, and he will be entitled to a share certificate for the shares, and need not see to the application of the purchase money, nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The remedy (if any) of the former holder of the shares, and of any person claiming under or through him, will be against the Company and in damages only.

TRANSFER AND TRANSMISSION OF SHARES

21. A transfer of shares must be in writing, and must be signed by or on behalf of the transferor and, if required by the Directors, the transferee. The transferor will be deemed to remain the holder of the shares until the transferee's name is entered in the Register.

22. Subject to the restrictions in these Articles, shares may be transferred in any usual or common form or in any form of which the Directors approve.

23. A. The Directors shall cause share transfers to be registered upon receipt of the following:-

(1) a fee not exceeding five Cayman Islands Dollars (CI$5.00) is paid to the Company, and

(2) the transfer is accompanied by the certificate for the shares to which it relates and such other evidence as the Directors reasonably require to show the right of the transferor to make the transfer, and

(3) the transfer is in respect of one class of share.

If the Directors refuse to register a transfer, they must within two (2) months after the date on which the transfer was lodged with the Company send to the transferee a notice of their refusal.

23.B. Notwithstanding Article 23.A above, the Company shall recognise any interest of any person, including, without limitation, Citibank, N.A. as Collateral Agent (the "Collateral Agent") and any person whom the Collateral Agent nominates pursuant to the pledge agreement (the "Pledge") dated 24 January 2005 between Digicel International Finance Limited and the Collateral Agent, to whom a shareholder grants a mortgage, charge or other security interest over its shares in the Company which is notified to the Company in writing by the shareholder or on the shareholder's behalf (a "Security Interest").

23.C. The Directors shall not register a transfer of any Shares which are subject to a Security Interest without the prior written consent of the person to whom the Security Interest is granted and the Directors shall register the Collateral Agent or its nominee as the shareholder and any interest of any person, including, without limitation the Collateral Agent and any person whom the Collateral Agent nominates pursuant to the Pledge, to whom a Security Interest is granted, following the enforcement of the Security Interest.

24. The Company may charge such fee not exceeding five Cayman Islands Dollars (CI$5.00) as the Directors determine for registering any probate, letters of administration, certificate of marriage or death, power of attorney, notice in lieu of distringas or other instrument relating to or affecting the title to any shares.

25. If a Member dies (not being one of two or more joint holders of a share), the Company will only recognise his legal personal representative as having any title to any shares registered in his name.

26. Any person becoming entitled to a share because of the death or bankruptcy or winding-up of a Member may on producing such evidence as the Directors reasonably require, elect either to:-

(1) be registered as a Member in respect of the share or

(2) make and execute any transfer of the share which the deceased or bankrupt person or person in liquidation could have made.

If the person becoming entitled elects to be registered himself, he must give the Company a written notice signed by him that he so elects. The Directors will in either case have the same right to refuse or suspend registration as they would have had if the Member's death or bankruptcy or winding-up had not occurred and the notice of election or transfer were a transfer executed by that Member.

27. Any person becoming entitled to a share because of the Member's death or bankruptcy or winding-up will be entitled to the same dividends and other advantages to which he would be entitled if he were the holder of the share, except that he will not, until he is registered as a Member in respect of the share, be entitled in respect of it to received notice of, or to exercise any right conferred by membership in relation to, meetings of the Company. The Directors may at any time give notice requiring any such person to elect either to:-

(1) be registered himself or

(2) make a transfer

as mentioned in Article 26. If the person does not comply with the notice within ninety (90) days after it is served the Directors may withhold payment of all dividends or other money payable or distributions in respect of the share until the person has complied with the notice.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION OF REGISTERED OFFICE AND ALTERATION OF CAPITAL

28. (1) Subject to and in so far as the Law permits, the Company may by special resolution alter its Memorandum of Association otherwise than with respect to its name and objects and:-

(a) increase the share capital by such sum to be divided into shares of such amount with or without nominal or par value as the resolution prescribes and with such rights, priorities and privileges annexed to it, as the Company in general meeting determines;

(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association;

(d) cancel any shares which no person has taken or agreed to take at the date that the resolution is passed.

(2) Subject to the Law, the Company may by special resolution change its name or alter its objects.

(3) Subject to the Law, the Company may by special resolution reduce its share capital, any capital redemption reserve or any share premium account.

(4) Subject to the Law, the Company may by ordinary resolution of the Directors change the location of its Registered Office.

29. Any capital raised by the creation of new shares will, unless the conditions of issue so provide, be considered as part of the original capital and will be subject to the same provisions relating to transfer and transmission of shares, lien or otherwise, as if it had been part of the original capital.

MODIFICATION OF RIGHTS

30. If at any time the capital is divided into different classes of shares, the rights attached to any class or any of those rights (unless otherwise provided by the terms of issue of the shares of that class) may whether or not the Company is being wound up, be modified, abrogated or varied or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of the class, but not otherwise. These Articles, so far as they relate to general meetings, will, with the necessary changes, apply to every separate class meeting, but so that:-

(1) at every separate class meeting the quorum will be two persons at least holding or representing by proxy one-third of the issued shares of the class, and

(2) any holder of shares of the class present in person or by proxy may demand a poll.

31. The rights attached to any class of shares will not (unless otherwise provided by the terms of issue of the shares of that class or by the terms on which those shares are for the time being held) be deemed to be modified, abrogated or varied by the creation or issue of further shares ranking *pari passu* with them, even if the effect of such an issue is to reduce the proportion of dividends or distributions payable at any time to the holders of the existing shares of that class, or to diminish the proportion of the total votes exercisable by the holders of the existing shares of that class.

GENERAL MEETINGS

32. The Company may (but need not unless by law be obliged to do so) in each calendar year hold a general meeting as its annual general meeting.

33. The annual general meeting must be held at such time and place as the Directors appoint. All general meetings other than the first ordinary general meeting and annual general meetings will be called "extraordinary general meetings".

34. The Directors may and must on the requisition of any Member convene a general meeting of the Company.

35. In the case of a requisition as mentioned in Article 34, the following provisions will apply:-

(1) The requisition must state the objects and business of the meeting and must be signed by the requisitionists and be deposited at the Registered Office.

(2) If the Directors do not, within fourteen (14) days from the date of deposit of the requisition, proceed to convene a meeting to be held not more than twenty-eight (28) days from the date of deposit of the requisition, the requisitionists may themselves convene the meeting in the same manner as nearly as possible as that in which the Directors may convene general meetings.

36. In the case of a general meeting called because of a requisition, unless the Directors have called that meeting, no business other than that stated in the requisition as the objects of the meeting may be transacted.

37. Any two (2) Directors may whenever they think fit, convene an extraordinary general meeting. The sole Director may convene a general meeting.

NOTICE OF GENERAL MEETINGS

38. The Company must give five (5) days notice at least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) of every general meeting specifying:-

(1) the place,

(2) the day and the hour of meeting, and

(3) in case of special business, the general nature of that business.

The notice must be given in accordance with Article 133, or in such other manner (if any) as the Company prescribes in general meeting, to the persons who are, under the Articles entitled to receive notices of general meetings.

39. A meeting of the Company will, even if it is called by a shorter notice than specified in the preceding Article, be deemed to have been duly called with regard to length of notice (including the waiving of notice) if it is so agreed:-

(1) in the case of a meeting called as the annual general meeting, by all Members entitled to attend and vote at it; and

(2) in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety percent (90%) in nominal value of the shares giving that right, or ninety percent (90%) of those shares if they have no par value.

40. Subject to Article 38, when it is proposed to pass a special resolution, the notice calling the meeting must specify the intention to pass the resolution as a special resolution, and accordingly the notice must state the actual wording of the resolution to be proposed.

41. The proceedings at a general meeting will not be invalid because of:-

(1) the accidental omission to give notice to any person entitled to receive notice of a general meeting, or

(2) the non-receipt by any such person of the notice.

42. In every notice calling a meeting of the Company, there must appear with reasonable prominence a statement:-

(1) as to which Members are entitled to attend and vote,

(2) that the Members entitled to vote are entitled to appoint any proxies to attend and vote on their behalf, and

(3) that a proxy need not be a Member.

43. (1) To determine the persons entitled to notice of or vote at any meeting or any adjournment of it, or to receive payment of any dividend, or in order to determine the Members for any other purpose, the Directors may close the Register for a stated period but not exceeding in any case fourteen (14) consecutive days. If the Register is closed to determine the persons entitled to notice of or to vote at a meeting, it must be closed for at least ten (10) consecutive days immediately before that meeting and the first day of the closure will be the record date.

(2) Instead of closing the Register, the Directors may fix in advance a date as the record date for any determination of Members, the date in any case to be not more than twenty-one (21) days and, in the case of a meeting of Members, not less than five (5) days before the date on which the particular action, requiring the determination of Members, is to be taken.

(3) If the Directors do not close the Register or fix any record date for determining the persons entitled to notice of or to vote at a meeting, or to receive a dividend or distribution, the date on which notice of the meeting is mailed or the date on which the resolution declaring the dividend or effecting the distribution is passed, as the case may be, will be the record date for determining the Members. When a determination of persons entitled to vote at any meeting has been made under this Article, that determination will apply to any adjournment of it.

PROCEEDINGS AT GENERAL MEETINGS

44. No business may be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Until the Company otherwise decides in

general meeting, two (2) Members present in person by telephone or similar communications equipment by which all participants can hear each other, or by proxy will be a quorum. If there is only one Member, or only one Member of a class of shares, any provisions in these Articles relating to a quorum or to meetings will be modified accordingly. A sole Member has all the rights and privileges and is entitled to exercise all the powers of Members by resolution in writing, which must be recorded in the Minute Book.

45. The business of an annual general meeting is to:-

(1) receive and consider the accounts and balance sheet, the reports of the Directors and Auditor, and any other documents required by law to be attached or annexed to the balance sheet,

(2) elect Directors,

(3) elect an Auditor and fix his remuneration, and

(4) declare a dividend.

All other business transacted at an annual general meeting, and all business transacted at an extraordinary general meeting will be deemed special.

46. If within half an hour from the time appointed for a general meeting a quorum is not present the meeting, if convened by or on the requisition of Members, must be dissolved. In any other case, it must stand adjourned to the same day in the next week at the same time and place; and if at the adjourned meeting a quorum is not present within half an hour from the time set for the meeting, those Members present and entitled to vote will be deemed to be a quorum, and may do all business which a quorum might have done.

47. The chairman (if any) of the Board of Directors or his alternate must preside as chairman at every general meeting. If there is no chairman, or if at any meeting he is not present within fifteen (15) minutes after the time set for the meeting or he is unwilling to act as chairman, the Members present may choose one of the Directors present to be chairman. If no Director is present and willing to take the chair the Members present may choose one of their number to be chairman.

48. The chairman may, with the consent of any general meeting at which a quorum is present (and must if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting must be given as in the case of an original meeting. Except as stated in this Article, the Company need not give any notice of an adjourned meeting or of the business to be transacted at it.

49. At any general meeting every question must be decided in the first instance by a show of hands; and unless the chairman directs or a Member present in person or by proxy and entitled to vote demands a poll (before or on the declaration of the result of the show of

hands), the chairman's declaration that a resolution has been carried or not carried by a particular majority, and an entry to that effect in the Company's Minute Book will be conclusive evidence of the facts, without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn.

50. If a poll is directed or demanded under Article 49, the result of the poll will be deemed to be the resolution of the meeting at which the poll was directed or demanded.

51. In the case of an equality of votes at any general meeting, whether on a show of hands or on a poll, the chairman will have a second or casting vote.

52. A poll demanded on the election of a chairman or on a question of adjournment must be taken forthwith. A poll demanded on any other question must be taken at such time and in such manner as the chairman directs (but not more than thirty days after the direction or demand). The meeting may proceed with any business other than that on which a poll has been demanded or which depends on the result of the poll pending the taking of the poll.

VOTES OF MEMBERS

53. Subject to any special terms as to voting attached to any shares or class of shares, on a show of hands every Member present in person or by proxy will have one vote, and on a poll every Member present in person or by proxy will have one vote for every share held by him. On a poll, a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

54. A Member of unsound mind, or in respect of whom any court having jurisdiction in lunacy has made an order, may vote, whether on a show of hands or on a poll, by his committee, receiver or other person in the nature of a committee or receiver appointed by that court, and any such committee, receiver or other person may vote by proxy.

55. No person may vote at any general meeting unless:-

(1) he is a Member on the record date for that meeting or is the duly appointed proxy of such a Member, and

(2) all money payable to the Company by him or the Member for whom he is a proxy, has been paid.

56. No person may object to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at that general meeting will be valid for all purposes. Any objection made in due time must be referred to the chairman of the meeting whose decision will be final and conclusive.

57. All votes may be given either personally or in the case of a Member by proxy. A Member may appoint more than one proxy to attend on the same occasion in respect of different

classes of shares, but no Member may appoint more than one proxy in respect of the same class of shares.

58. The instrument appointing a proxy must be in writing signed by the appointer, or his attorney duly authorised in writing, or if the appointer is a corporation under the hand of an officer or attorney so authorised. A proxy will have the same right as the Member appointing him to speak at the meeting.

59. A proxy need not be a Member.

60. Unless the instrument appointing a proxy and the power of attorney or other authority (if any), under which it is signed, or a notarially certified copy of that power or authority is deposited at the Registered Office or at such other place as the notice convening the meeting specifies, not less than three (3) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, the instrument will be treated as invalid.

61. The instrument appointing a proxy will be deemed to confer authority to demand a poll.

62. A vote given in accordance with the terms of an instrument of proxy will be valid despite the previous death or insanity of the principal, or revocation of the proxy or of the authority under which the proxy was executed, unless the Company has received notice in writing of that death, insanity or revocation at the Registered Office before the start of the meeting or adjourned meeting or poll at which the proxy is used.

63. The instrument appointing a proxy may be in the form set out in regulation 60 of Table A in the First Schedule to the Law or in any usual of common form and may be expressed to be for a particular meeting or any adjournment of it or generally until revoked.

64. Where it is wished to give Members an opportunity of voting for or against a resolution the instrument appointing a proxy may be in the form set out below or in any form which the Directors approve:-

> I/We ________________________________ of ____________________ ____________________ being a member/members of the abovenamed Company, appoint ____________________________ of ______________ ____________________________ or, failing him, ____________________ ______________ of ______________________________________ as my/our proxy to vote for me/us on my/our behalf at the annual/extraordinary* general/class* meeting, as the case may be) of the Company to be held on the _____ day of ________________, 20__, and at any adjournment of it.
>
> Signed this ____ day of ______________, 20__.
>
> This form is to be used *in favour of/against the resolution.

Unless otherwise instructed, the proxy will vote as he thinks fit.

*Strike out whichever is not applicable.

65. If the Company is permitted to own or be the holder of its own shares, it may not vote, directly or indirectly, any share of its own capital which it owns or holds in any capacity at any meeting, and the share must not be counted in determining the total number of issued shares at any given time.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

66. A corporation being a Member may under the hand of an officer or attorney so authorised or by a resolution of its Directors or other governing body appoint any person to act as its representative at any and all meetings of the Company until that instrument or resolution is revoked by a similar instrument or resolution, and that representative may exercise the same functions on behalf of the corporation which he represents as if he had been an individual Member.

RESOLUTIONS IN WRITING

67. Subject to the Law, any ordinary or special resolution in writing signed by all the Members entitled to receive notice of and to attend and vote at general or class meetings (or being corporations by their duly authorised representatives) will be as valid and effective as if it had been passed at a general meeting or class meeting as the case may be duly convened and held.

DIRECTORS

68. Unless the Company in general meeting otherwise determines, the number of Directors must not be less than one (1) nor more than eight (8).

69. The first Directors must be appointed either by resolution of a meeting of subscribers to the Memorandum of Association, or by instrument signed by the subscriber or a majority of the subscribers in which event no meeting of the subscribers need be convened or held. If the number of Directors is determined as one, or only one Director is appointed, any provision in these Articles relating to a quorum at or notices of meetings of Directors will be modified accordingly and that Director will have all the rights and privileges and will be entitled to exercise all the powers of Directors in the Law and in these Articles. Resolutions of a sole Director must be in writing and must be recorded in the Minute Book.

70. A Director need not be a Member.

71. The Directors' remuneration will be such sum as they determine unless altered or modified by the Company in general meeting.

72. The Directors may be paid such travelling, hotel and other expenses as they properly incur in executing their duties, including any expenses which they incur to attend meetings of Directors (including committee meetings) and general meetings or in connection with the

Company's business, or they may receive a fixed allowance in respect of meetings as they determine, or a combination partly of one and partly of the other.

73. The Directors may award special remuneration out of the Company's funds to any Director going or residing abroad in the Company's interests, or undertaking any work additional to that usually required of Directors of a company similar to this.

74. The Company may by ordinary resolution appoint any person to be a director or remove any Director before his period of office expires despite anything in these Articles or in any agreement between the Company and that Director.

75. The Company at the annual general meeting may fill up any vacancies in the office of Director and may fill up any other offices which may then be vacant by electing the necessary number of persons. The Company may also at any extraordinary general meeting on notice duly given, fill any vacancies in the office of Director or appoint additional Directors, so long as the maximum number fixed in Article 68 is not exceeded.

76. If at any general meeting at which an election of Directors ought to take place, the place of any retiring Director is not filled up, that retiring Director will (unless a resolution for his re-election has been put to the meeting and lost) continue in office until the annual general meeting in the next year, and so on from time to time until his place has been filled up, unless at the meeting it is determined to reduce the number of Directors in office.

POWERS AND DUTIES OF DIRECTORS

77. Subject to the Law, and to any regulations not being inconsistent with these Articles which the Company prescribes in general meeting, the Company's business must be managed by the Directors, who may exercise all the Company's powers which are not by the Law or by these Articles required to be exercised by the Company in general meeting including the power, without any sanction by the Members, to take all necessary steps to defend any petition, whether by creditors or contributories, to wind up the Company unless the Company by special resolution otherwise determines. No regulation which the Company makes will invalidate any previous act of the Directors which would have been valid if that regulation had not been made. The general powers which this Article confers on the Directors will not be deemed to be abridged or restricted by any specific power which any other Article confers on the Directors. A meeting of Directors at which a quorum is present is competent to exercise all or any of the powers, authorities and discretions which the Articles give the Directors.

78. The Directors may by power of attorney appoint any company or person, whether nominated directly or indirectly by the Directors, to be the Company's attorney for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they think fit. Any power of attorney may:-

(1) contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit, and

(2) authorise any attorney to delegate all or any of the powers, authorities and discretions vested in him.

79. A Director may enter into or be interested in any contracts or arrangements whatever with the Company and may have or be interested in dealings of any nature whatever with the Company and will not for that reason be disqualified from office. No contract, arrangement or dealing will be avoided nor will any Director so contracting, dealing or being interested be liable to account to the Company for any profit arising out of any contract, arrangement or dealing to which he is a party or in which he is interested, by reason of his being a Director or of the fiduciary relationship so established, if he complies with Article 81. Subject to Article 81, a Director may vote as a Director in respect of any contract or arrangement in which he is so interested and may be counted in the quorum at any meeting at which the matter is considered.

80. A Director may be or continue to be or may become a Director or other officer or servant of, or otherwise interested in, any other company in which the Company is in any way interested and will not (in the absence of agreement to the contrary) be liable to account to the Company for any emoluments of other benefits received or receivable by him as Director, officer or servant of, or from his interest in that other company.

81. (1) Subject to the provisions of this Article, a Director who is in any way, directly or indirectly, interested in a contract or a proposed contract with the Company must declare the nature of his interest at a meeting of the Board of Directors.

(2) A Director must make the declaration which this Article requires at the meeting of the Directors at which the question of ratifying or entering the contract is first considered. If the Director is not present at that meeting, he must make the declaration at the next meeting or as soon afterwards as he becomes aware of the existence of the contract (which he may do by letter to the Secretary). If the Director was not interested in a proposed contract at the date of the meeting at which the question of entering into it is first considered, he must make the declaration at the next meeting of the Directors held after he became so interested. Where a Director becomes interested in a contract after it is made, he must make the declaration at the first meeting of the Directors held after he becomes so interested.

(3) For the purposes of this Article, a general notice given to the Directors by a Director that he is to be regarded as interested in any contract which may, after the date of the notice, be made with a specified company, firm or other person will be deemed to be a sufficient declaration of interest in relation to any contract so made.

82. A Director may hold any office or place or profit in the Company in conjunction with the office of Director for such period, and on such terms as to remuneration and otherwise, as the Directors determine. A Director or any firm in which he is interested may act in a professional capacity for the Company and he or that firm will be entitled to remuneration for professional services as if he were not a Director; BUT nothing in these Articles authorises a Director or that firm to act as Auditor.

83. The Directors may exercise or procure the exercise of voting rights attached to shares in any other company in which this Company is or becomes in any way interested, and may exercise any voting rights to which they are entitled as directors of any such other company in such manner as they in their absolute discretion think fit, including the exercise of them in favour of any resolution appointing themselves or any of them as directors, officers or servants of that other company, and fixing their remuneration as such, and may vote as Directors of this Company in connection with any of those matters.

84. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, must be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors determine.

85. The Directors may give or award pensions, annuities, gratuities and superannuation or other allowances or benefits to any persons who are or have at any time been Directors of or employed by the Company or any company which is a subsidiary of the Company, and to the wives, widows, children or other relatives and dependants of any of those persons, and may set up, establish, support and maintain pension, superannuation or other funds or schemes (whether contributory or non-contributory) for the benefit of those persons or any of them or any class of them. Any Director may receive and retain for his own benefit any pension, annuity, gratuity, allowance or other benefit, and may vote as a Director in respect of the exercise of any of the powers by this Article conferred on the Directors even if he is or may be or become interested in them.

86. Without affecting the generality of Article 77, the power to give any guarantee which the Company is empowered by its Memorandum of Association to give will be under the control of and is exercisable by the Directors, and the exercise of the power to give any guarantee need not be approved by the Members in general meeting or otherwise.

87. The Company may on the issue of any debenture confer on the Company's creditors holding them or any trustees or other persons acting on their behalf, a voice in the Company's management, whether by giving them the right to attend and vote at general meetings or by empowering them to appoint one or more persons to be Directors or otherwise as is agreed.

88. If any Director or other person becomes personally liable for the payment of any sum primarily due from the Company, the Directors may cause the Company to execute any debenture or other security whatever over or affecting the whole or any part of the Company's assets by way of indemnity to secure the Director or person so becoming liable from any loss in respect of that liability.

89. The Company must keep a register of the holders of all the Company's mortgages and charges at the Registered Office in accordance with the Law and must keep it open for inspection by the holders of any mortgage or charge, and by any Member, subject to any reasonable restrictions that the Company in general meeting imposes.

90. The Directors may appoint any other person to be a Director, either to fill a casual vacancy or as an addition to the Board, but so that the total number of Directors does not at any time exceed the maximum number fixed by these Articles.

91. The Directors must cause Minutes to be made in books provided for the purpose:-

(1) of all appointments of officers made by the Directors;

(2) of the names of the Directors (including those represented by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(3) of all resolutions and proceedings at all meetings of the Members and any class of Members, and of the Directors and of committees of Directors.

BORROWING POWERS

92. The Directors may raise or borrow for the Company's purposes (including advances to any affiliated or subsidiary company and buying or redeeming its own shares) such sums of money as they think fit.

93. The Directors may secure the repayment of any sums payable by the Company and also secure the repayment of any sums due or owing by any other person:-

(1) by the grant of a mortgage or other security on the whole or any part of the Company's property and assets, present and future, or

(2) by the issue, at such price as they think fit, of debentures, either charging the whole or any part of the Company's property and assets, or without a charge, or

(3) in such other way as the Directors think expedient.

94. The Directors may issue debentures, non-negotiable instruments, bills of exchange or promissory notes on such terms and conditions and in such manner and for such consideration as they think fit.

MANAGING DIRECTOR

95. The Directors may appoint one or more of their body to be a Managing Director or Managing Directors, and may fix his or their remuneration either by way of salary or commission or by conferring a right to participation in the Company's profits, or by a combination of two or more of those means, and may provide as a term of the appointment that the Company pays him, his widow or other dependants a pension or gratuity on retirement or death. The terms of the employment need not be confirmed by the Company.

96. The Directors may dismiss or remove every Managing Director, subject to any contract between himself and the Company with regard to his employment as Managing Director, and appoint another person in his place.

97. A Managing Director will be subject to the same provisions as regards resignation, removal and disqualification as the other Directors, and if he ceases to be a Director for any reason he will automatically cease to be a Managing Director.

98. The Directors may confer on the Managing Director all or any of the Directors' powers (except the power to borrow money, or issue debentures or mortgage or charge the Company's property and assets) that they think fit, subject to such regulations and restrictions as the Directors make and impose, and the Directors may at any time withdraw, revoke or vary the regulations or restrictions on those powers.

PROCEEDINGS OF DIRECTORS

99. Except as otherwise provided by these Articles, the Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary to transact business. Until otherwise determined, two Directors will constitute a quorum. Questions arising at any meeting must be decided by a majority of votes. In case of any equality of votes the chairman will have a second or casting vote. A Director may, and the Secretary on the requisition of a Director must, call a meeting of the Directors. It is not necessary to give notice of a meeting of Directors to any Director for the time being absent from the Cayman Islands, if there are in the Islands at the time the notice is given, sufficient Directors to form a quorum. A Director may participate in any meeting of Directors or committee of Directors by means of telephone or similar communication equipment which enables all persons participating in the meeting to hear each other, and that participation will be deemed to constitute presence in person at the meeting.

100. The continuing Directors may act despite any vacancy in their body, but if the number of Directors falls below the amount fixed under these Articles as the necessary quorum of Directors, the continuing Directors may act to increase the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose.

101. The Directors when more than one may elect a chairman of the Board and determine the period for which he is to hold office. If no chairman is elected, or if at any meeting the chairman or his alternate is not present within five (5) minutes after the time set for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

102. The Directors may delegate any of their powers to committees, consisting of any one or more of their body as they think fit. Any committee so formed must, in exercising the powers so delegated, conform to any regulations that the Directors impose on it. The regulations for the meetings and proceedings of Directors will, so far as not altered by any regulations made by the Directors, apply also to the meetings and proceedings of any committee.

103. All acts done by any meeting of the Directors or of a committee of Directors, or by any persons acting as Directors will, even if it is afterwards discovered that there was some defect in the appointment of any Director or person so acting, or that they or any of them were

disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

104. A memorandum signed by all the Directors (an alternate director being entitled to sign the memorandum on behalf of his appointer) entitled to receive notice of a meeting of Directors and annexed or attached to the Director's Minute Book will be as effective for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted. A memorandum may consist of several documents in like form each signed by one or more Directors.

105. (1) A Director may appoint a proxy to represent him at any meetings of the Board of Directors in which event the proxy's presence or vote will for all purposes be deemed to be that of the Director.

(2) The provisions relating to the appointment of proxies to act at general meetings of the Company will with the necessary changes in so far as possible apply to the appointment of proxies by Directors, except that a proxy will be deemed to be the agent of the Director appointing him, and not to be a Director or officer of the Company. He will be responsible to the Director appointing him, and not to the Company, for his own acts and defaults. Article 107 will apply to proxies as if the word "proxy" were substituted for "alternate director" wherever they appear.

ALTERNATE DIRECTORS

106. Any Director may, in writing, appoint any person who is approved by the board of Directors to be his alternate; and every alternate will be entitled to notice of all meetings of Directors and may attend and vote at meetings of the Directors, and will have and may exercise all the powers, privileges, rights, duties, obligations and authorities of the Director appointing him. A Director may at any time in writing revoke the appointment of an alternate appointed by him and, subject to the approval of the Board of Directors, appoint another person in his place. If a Director dies or ceases to be a Director the appointment of his alternate will immediately end. All appointments and removals of alternate directors must be left with the Secretary or the Chairman of the Directors or may be effected by post, telegram, telex, telefax or cable sent to the Secretary or the Chairman of the Directors. A Director and his alternate will be considered to be one person only and the vote of any alternate will be disregarded if his appointer is present at any meeting, or signs a resolution under Article 104.

107. One person may act as an alternate director to more than one Director, and while he is so acting will be entitled to a separate vote for each Director he is representing and, if he himself is a Director, his vote or votes as an alternate director will be in addition to his own vote.

108. Every person acting as an alternate for a Director will be an officer of the Company, and will alone be responsible to the Company for his own acts and defaults and he will not be deemed to be the agent of or for the Director appointing him. The remuneration of any alternate will be payable out of the remuneration payable to the Director appointing him and will consist of such part of that remuneration as the alternate and the Director appointing him agree, and as the Director making the appointment notifies the Company in writing.

DISQUALIFICATION OF DIRECTORS

109. The office of Director will be vacated if the Director:-

(1) dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally; or

(2) becomes of unsound mind; or

(3) resigns his office by notice to the Company; or

(4) is absent from meetings of the Directors for a continuous period of six (6) months without leave of absence from the Directors and they resolve that his office is vacated; or

(5) is removed from office by a resolution of the Members; or

(6) ceases to or becomes prohibited from being a Director by reason of any provision in or any order made under the Law.

But any act done in good faith by a Director whose office is vacated will be valid unless, before the act is done, notice has been served on the Company or any entry has been made in the Directors' Minute Book stating that the Director has ceased to be a Director.

SECRETARY AND OTHER OFFICERS

110. The Directors may appoint the Secretary for such term, at such remuneration and on such conditions as they think fit; and they may remove any Secretary so appointed. The Directors may appoint an assistant or deputy secretary or any other officer of the Company to perform the duties of Secretary. The Directors may also appoint such other officers as they consider necessary, all for such term, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors prescribe.

111. Despite anything to the contrary in these Articles, a provision of the Law or these Articles requiring or authorising a thing to be done by more than one Director will be satisfied by its being done by the person who is the sole Director, and a thing to be done by a Director and another officer will be satisfied by its being done by the person who is the sole Director and officer or sole Director and Secretary (if that is the case), acting in both capacities.

SEAL

112. The Directors may, but need not, obtain one or more Seals for the Company, and must provide for their safe custody. Every instrument to which any Seal is fixed must be signed by a Director and must be countersigned by the Secretary or by a second Director or officer or by some other person appointed by the Directors for the purpose. No instrument under a Seal will be validly signed if bearing only the signatures of a Director and his alternate. Despite

anything to the contrary in these Articles, any director, secretary, officer or authorised person may fix any seal to any document to attest its authenticity.

113. The Company may have Seals at any places in the world which the Directors authorise, and those Seals may, but need not, bear on their faces the name of any country, territory, district or place where they are to be used.

DIVIDENDS

114. The Company in general meeting may declare dividends, but no dividend may exceed the amount recommended by the Directors.

115. Subject to the right of the holders of any shares entitled to any priority, preference or special privileges, all dividends must be declared and paid to the Members in proportion to the amounts paid up on the shares held by them respectively unless the shares have no par value, in which event dividends must be paid in proportion to the number of shares held by them respectively. All dividends must, subject as set out in this Article, be apportioned and paid proportionately to the par value of the shares or the number of shares of no par value as the case may be during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it will rank for dividend from a particular date it will rank accordingly.

116. The Directors may cause the Company to pay the Members such interim dividends as they think are justified by the Company's profits.

117. Dividends may be paid only out of assets distributable by law.

118. The Directors may, before recommending any dividend, set aside out of the Company's profits such sums as they think proper as a reserve which may, at their discretion, be applied for any purpose to which the Company's profits may be properly applied and, pending application, may at the like discretion, either be employed in the Company's business or be invested or used (other than in shares of the Company unless permitted by the Law) as the Directors think fit. The Directors may also without placing them to reserve carry forward any profits which they may think prudent not to distribute.

119. The Directors may deduct from any dividend payable to any Member any money then payable by him to the Company in respect of any indebtedness or obligation to the Company whatever.

120. The Directors may resolve that any interim dividend or dividend declared by the Company in general meeting be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other body corporate or in any one or more of those ways, and the Directors must give effect to the resolution.

121. Where any difficulty arises in regard to any distribution under Article 120, the Directors may settle it as they think expedient. In particular they may issue fractional certificates and fix the value for distribution of those specific assets or any part of them and may determine that cash

payments must be made to any Members on the footing of the value so fixed in order to adjust the rights of all parties, and may vest any of those specific assets in trustees as may seem expedient to the Directors.

122. Any dividend, interest or other money payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the joint holder who is first named on the Register or to such person and to such address as the holder or joint holder in writing direct. Every cheque or draft must be made payable to the order of the person to whom it is sent, and the Company will not be responsible for any loss arising if the cheque or draft is lost in the post.

123. No dividend will bear interest against the Company.

CAPITALISATION OF PROFITS

124. The Company in general meeting may on the Directors' recommendation resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and that the sum will be set free for distribution among the Members who would have been entitled to it if distributed by way of dividend and in the same proportions on condition that it is not paid in cash but is applied either:-

(1) in or towards paying up in full (whether at par or at a premium or for no par value if permitted by law) unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and among those Members in the proportions previously stated in this Article, or

(2) partly in the one way and partly in the other,

and the Directors must give effect to the resolution BUT a capital redemption reserve fund may, for the purpose of this Article, only be applied in paying up unissued shares to be issued to Members as fully paid bonus shares.

125. Whenever the Company passes a resolution under Article 124, the Directors must make all appropriations and applications of the undivided profits resolved to be capitalised, and all allotments and issues of fully paid shares or debentures (if any) and generally must do all acts and things required to give effect to it, any do so by paying in cash or otherwise as they think fit in the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the Members entitled to them into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they are entitled on that capitalisation, and any agreement made under that authority will be effective and binding on all those Members.

ACCOUNTS

126. The Directors must cause the Company to keep proper books of account with respect to:-

(1) all money which the Company receives and spends and the matters in respect of which the receipt and expenditure takes place;

(2) all the Company's sales and purchases of property; and

(3) the Company's assets and liabilities.

The Company will not be deemed to have kept proper books if it does not keep such books of account as are necessary to give a true and fair view of its affairs and to explain its transactions.

127. The Company must keep the books of account at such place as the Directors think fit, and they must always be open to the inspection of the Directors. The Directors may determine whether and to what extent and at what times and places and under what conditions or regulations Members who are not Directors may inspect any of the Company's accounts and books. No Member who is not a Director or officer may inspect any of the Company's accounts or books or documents except as:-

(1) allowed by statute;

(2) authorised by the Directors; or

(3) authorised by the Company in general meeting.

128. The Directors must cause to be prepared and to be laid before the Company in general meetings profit and loss accounts, balance sheets and such other reports and accounts as are required by law. Copies of all those accounts must be sent to those Members whether or not entitled to receive notices of general meetings.

AUDIT

129. The Company may at an annual general meeting appoint an Auditor who will hold office until the next annual general meeting and where it makes such an appointment must fix or authorise the Directors to fix his remuneration.

130. The Directors may before the first annual general meeting appoint an Auditor who will hold office until the first annual general meeting unless previously removed by a resolution of the Company in general meeting in which case the Members may appoint an Auditor to replace the Auditor so removed. The Directors may fill any casual vacancy in the office of Auditor but while any vacancy continues the surviving or continuing Auditor (if any) may act. The Directors may fix the remuneration of any Auditor whom they appoint under this Article

131. Every Auditor has a right of access at all times to the Company's books and accounts and vouchers and is entitled to require from the Directors and officers of the Company such information and explanation as may be necessary to perform his duties as Auditor.

132. The Auditor must at the next annual general meeting following his appointment and at any other time during his term of office, if the Directors or any general meeting requests, report to the Company on any accounts which he has prepared and which have been laid before the Company in general meeting during his tenure of office.

NOTICES

133. (1) Notices must be in writing.

(2) The Company may give notice to any Member either personally or by sending it by post, telecopier, telex, telegraph or cable to him or to his registered address, or (if he has no registered address) to the address (if any) in or outside the Cayman Islands supplied by him to the Company for giving notice to him.

(3) A Member may give notice to the Company by delivering it to the Registered Office or sending it by post.

134. Where a notice is sent by post, if the envelope containing the notice is properly addressed, the notice will be deemed to have been served on the fifth day after the envelope containing it is posted. Any notice sent by post to an address outside of the Cayman Islands must be sent by airmail. When a notice is sent by telecopier or telex, it will be deemed to be served on the day that it is sent, and when a notice is sent by telegraph or cable, it will be deemed to be served on the day after it is sent.

135. The Company must give notice of every general meeting in any manner authorised by these Articles to:-

(1) every person shown as a Member in the Register as of the record date for the meeting; and

(2) the Auditor for the time being, if any.

No other person is entitled to receive notice of general meetings.

DISCOVERY OF SECRETS

136. No Member is entitled to require or receive any information concerning the Company's business, trading or customers, or any trade secret or secret process of or used by the Company, beyond such information on the Company's accounts and business as is by these Articles or by the Law directed to be placed before the Company in general meeting. No Member may inspect any of the Company's books, papers, correspondence or documents except so far as inspection is authorised by these Articles or by the Law.

INDEMNITY

137. The Company must indemnify every Director, Secretary, Manager or other officer of the Company and any attorney-at-law of the Company and any trustee for the time being acting in

relation to the Company's affairs and his heirs, successors and personal representatives against all actions, proceedings, costs, charges, losses, damages and expenses for so acting except any that arise through his own actual fraud. The Directors must pay out of the Company's funds all costs, damages, losses and expenses (including travelling expenses) as and when they arise which any Director, Secretary, Manager or other Officer incurs or become liable to or for whether to the Company, to any Member, or to any third party or sustains by reason of any contract entered into, or act or thing done or omitted in any way in or about executing or discharging the duties of the respective offices or trusts, except any that he incurs or becomes liable to or sustains by or through his own actual fraud. The Directors may execute in the Company's name or on its behalf in favour of any Director or any other person who may incur or be about to incur any personal liability for the Company's benefit such mortgages of the Company's property (present and future) as they think fit and any such mortgages may contain such powers, covenants, and provisions as are agreed. No Director, Secretary, Manager or other Officer of the Company will be answerable or liable to the Company or to any Member or to any person claiming by, through or under the Company or any Member for:-

(1) the acts, receipts, neglects or defaults of the Company or of any other Director, Secretary, Manager or other Officer of the Company or of any trustee of any of the Company's assets;

(2) joining in any receipt or other act for conformity;

(3) any loss or expense which the Company incurs through the insufficiency or deficiency of title to any property which the Company acquires by order of the Directors;

(4) the insufficiency or deficiency of any security in or on which any of the Company's money is invested or loaned;

(5) any loss to the Company arising out of the failure, depreciation in value or loss of any asset;

(6) any loss or damage arising from the bankruptcy, insolvency or act or omission of any banker or other person with whom any money, securities or effects are deposited;

(7) any loss or damage due to any cause as mentioned in this Article or occasioned by an error of judgement, omission, default, oversight or negligence on his part; or

(8) any other loss, damage or misfortune whatever and however arising, whether by act or omission, which happens in the execution of the duties of his office or in relation to it or due to negligence on his part in executing his duties;

unless they happen through his own fraud.

In this Article, "fraud" means dishonesty and is limited to common law fraud and deceit.

FISCAL YEAR

138. The Company's fiscal year will begin on the date of the Company's incorporation and will end on the last day of December in each year unless the Directors prescribe some other period.

WINDING UP

139. If the Company is wound up the liquidator may, with the sanction of an ordinary resolution and any other sanction required by the Law:-

(1) divide among the Members in kind the whole or any part of the Company's assets (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair on any property to be so divided;

(2) determine how the division is to be carried out as between the Members or different classes of Members; and

(3) with the like sanction, vest the whole or any part of the assets in trustees on such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit

but so that no Member is compelled to accept any shares or other property on which there is any liability.

140. If the Company is wound up, and the assets available for distribution among the Members are:-

(1) insufficient to repay the whole of the paid-up capital, then the assets must be distributed so that, as nearly as possible, the Members must bear the losses; or

(2) more than sufficient to repay the whole of the capital paid up at the beginning of the winding-up, then the excess must be distributed among the Members;

in each case in proportion to the capital paid up at the beginning of the winding-up on the shares which they hold respectively or, where the Company's shares have no par value, in proportion to the number of shares held by them respectively at the beginning of the winding up. This Article does not affect the rights of or restrictions on the holders of shares issued on special terms and conditions

TRANSFER BY WAY OF CONTINUATION

141. (1) The Company may by special resolution resolve to be registered by way of continuation in a relevant designated jurisdiction outside the Cayman Islands.

(2) If the Company does so, it may apply to the Registrar of Companies to de-register the Company in the Cayman Islands and the Directors may take any steps which they consider appropriate to effect that transfer.

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